Exhibit 99.1

CorEnergy Announces Update to Tenant Status

KANSAS CITY, Mo.— Ultra Petroleum Corp. (“Ultra”) today announced its successful emergence from Chapter 11 restructuring. Ultra is the parent company of the tenant, which was included in the reorganization process, of CorEnergy Infrastructure Trust Inc.’s (“CorEnergy”) Pinedale Liquid Gathering System. In November 2016, Ultra had assumed the Pinedale Liquid Gathering System Lease with no economic changes.

Ultra also announced that, in support of its plan of reorganization, Ultra raised $2.98 billion in exit financing. Ultra Petroleum expects to begin trading on April 13, 2017 on the NASDAQ Global Select Market, under the ticker “UPL”.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential midstream and downstream energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We seek long-term contracted revenue from operators of our assets, primarily under triple net participating leases. For more information, please visit corenergy.reit.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

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Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit